                                                               EXHIBIT 99.(a)(3)


                            THE TIMES MIRROR COMPANY

                         NOTICE OF GUARANTEED DELIVERY
               OF SHARES OF CONVERSION PREFERRED STOCK, SERIES B

     This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for the shares of Conversion Preferred Stock, Series B, of The Times Mirror Company are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase defined below). Such form may be delivered by hand or transmitted by mail, or (for Eligible Institutions only) by facsimile transmission, to the Depositary. See
Section 3 of the Offer to Purchase. THE ELIGIBLE INSTITUTION, WHICH COMPLETES THIS FORM, MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

              To: FIRST INTERSTATE BANK OF CALIFORNIA, Depositary

              By Mail:                  Facsimile Transmission:     By Hand or By Overnight Courier:

First Interstate Bank of California          (201) 296-4293             First Interstate Bank of
  c/o Chemical/Mellon Shareholder            (For Eligible                    California
               Services                    Institutions Only)         15828 Ventura Blvd., Suite 670
            P.O. Box 817                                               Encino, California 91436-2946
          Midtown Station                Confirm by Telephone:                    or
         New York, NY 10018                                             First Interstate Bank of
                                             (800) 522-6645                  California
                                                                        120 Broadway, 13th Floor
                                                                           New York, NY 10271

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to The Times Mirror Company, a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 29, 1995 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of Conversion Preferred Stock, Series B, par value $1.00 per share (the "Shares"), of the Company listed below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

--------------------------------------------     --------------------------------------------
              Number of Shares                                   Signature(s)

--------------------------------------------     --------------------------------------------
      Certificate Nos.: (if available)                      Name(s) (Please Print)

  If shares will be tendered by book entry       --------------------------------------------
                  transfer:                                        Address

--------------------------------------------     --------------------------------------------
       Name of Tendering Institution                    Area Code and Telephone Number

                                                 Dated                               , 199
--------------------------------------------            -----------------------------     ---
         Account No. at (check one)
/ / The Depository Trust Company
/ / Midwest Securities Trust Company
/ / Philadelphia Depository Trust Company



--------------------------------------------------------------------------------
                           PRICE (IN DOLLARS) PER SHARE
                       AT WHICH SHARES ARE BEING TENDERED
--------------------------------------------------------------------------------
               CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED
                (EXCEPT AS PROVIDED IN THE ODD LOTS BOX BELOW),
          OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.
--------------------------------------------------------------------------------

/ / $25.000     / / $25.125     / / $25.250     / / $25.375     / / $25.500     / / $25.625     / / $25.750
/ / $25.875     / / $26.000     / / $26.125     / / $26.250     / / $26.375     / / $26.500

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   -----------------------------------    -------------------------------------
           CONDITIONAL TENDER                        ODD LOTS

   UNLESS THIS BOX HAS BEEN COMPLETED     To be completed ONLY if Shares are
   AND A MINIMUM SPECIFIED, THE TENDER    being tendered by or on behalf of
   WILL BE DEEMED UNCONDITIONAL (see      persons owning beneficially, as of
   Sections 6 and 13 of the Offer to      the close of business on November
   Purchase).                             28, 1995, and who continues to own
                                          beneficially as of the Expiration
   Minimum number of Shares that must     Date, an aggregate of fewer than
   be purchased, if any are purchased:    100 Shares, excluding Shares held
                                          in the Savings Plan (as defined in
           Shares                         the Offer to Purchase).
   --------
                                          The undersigned either (check one):

                                          / / was the beneficial owner as of
                                              the close of business on
                                              November 28, 1995, and
                                              continues to be the beneficial
                                              owner as of the Expiration
                                              Date, of an aggregate of fewer
                                              than 100 Shares, excluding
                                              Shares held in the Savings
                                              Plan, all of which are
                                              tendered, or

                                          / / is a broker, dealer, commercial
                                              bank, trust company or other
                                              nominee that (i) is tendering,
                                              for the beneficial owners
                                              thereof, Shares with respect to
                                              which it is the record owner,
                                              and (ii) believes, based upon
                                              representations made to it by
                                              each such beneficial owner,
                                              that such beneficial owner
                                              owned beneficially as of the
                                              close of business on November
                                              28, 1995, and continues to own
                                              as of the Expiration Date, an
                                              aggregate of fewer than 100
                                              Shares, excluding Shares held
                                              in the Savings Plan, and is
                                              tendering all of such Shares.

                                          If you do not wish to specify a
                                          purchase price, check the following
                                          box, in which case you will be
                                          deemed to have tendered at the
                                          Purchase Price determined by the
                                          Company in accordance with the
                                          terms of the Offer (persons
                                          checking this box need not indicate
                                          the price per Share in the box
                                          entitled "Price (In Dollars) Per
                                          Share at Which Shares Are Being
                                          Tendered" above).  / /

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

               GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States which is a participant in an approved Signature Guarantee Medallion Program, guarantees (a) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (b) that such tender of Shares complies with Rule 14e-4 and (c) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares tendered hereby into the Depositary's account at The Depository Trust Company, Midwest Securities Trust Company or Philadelphia Depository Trust Company, in each case together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof), with any required signature guarantee(s) and any other required documents, all within three New York Stock Exchange, Inc. trading days after the date hereof.


-----------------------------------         -----------------------------------
           Name of Firm                            Authorized Signature


-----------------------------------         -----------------------------------
              Address                                Name (Please Print)


-----------------------------------         -----------------------------------
        City, State, Zip Code                              Title


-----------------------------------
  Area Code and Telephone Number



Dated:                        , 1995
       -----------------------

                 DO NOT SEND STOCK CERTIFICATES WITH THIS FORM.
                   YOUR STOCK CERTIFICATES MUST BE SENT WITH
                           THE LETTER OF TRANSMITTAL.